As filed with the Securities and Exchange Commission on August 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOUGLAS ELLIMAN INC.

(Exact name of registrant as specified in its charter)

Delaware	87-2176850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4400 Biscayne Boulevard

Miami, Florida 33137

(305) 579-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Bryant Kirkland III

Senior Vice President and Chief Financial Officer

Douglas Elliman Inc.

4400 Biscayne Boulevard

Miami, Florida 33137

(305) 579-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Alan J. Fishman

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004-2497

Tel: (212) 558-4000

Fax: (212) 558-4113

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2024

PROSPECTUS

DOUGLAS ELLIMAN INC.

40,854,085 Shares

Common Stock

Offered by the Selling Stockholders

This prospectus covers the resale from time to time by the selling stockholders identified in this prospectus of up to 40,854,085 shares of our common stock, $0.01 par value per share, issuable upon conversion of our 7.0% Senior Secured Convertible Promissory Notes due July 2, 2029 (the “Notes”) issued by us to the selling stockholders. When we refer to the selling stockholders in this prospectus, we are referring to the entities named in this prospectus as the selling stockholders and, as applicable, their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling stockholders’ interest in the shares of common stock after the date of this prospectus. The Notes were acquired from us in a private placement that closed on July 2, 2024, and are more fully described in the section entitled “Prospectus Summary—The Transaction.” We will not receive any proceeds from any sale by the selling stockholders of the shares of our common stock offered by this prospectus and any prospectus supplement, but in some cases we have agreed to pay certain registration expenses.

Our registration of the shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares of our common stock. The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. We will bear all fees and expenses incident to our obligation to register the shares of common stock. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 14 of this prospectus.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “DOUG.” On August 9, 2024, the closing price per share of our common stock was $1.86.

Investing in our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 8 of this prospectus, the “Risk Factors” section contained in any prospectus supplement we may file and any related free writing prospectus and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. This prospectus relates to the possible resale by the selling stockholders of an aggregate of up to 40,854,085 shares of our common stock, par value $0.01 per share (“common stock” or “securities”), from time to time in one or more offerings.

The selling stockholders may offer and sell, from time to time, an aggregate of up to 40,854,085 shares of our common stock under the prospectus. If necessary, the specific manner in which the shares of our common stock may be offered and sold will be described in a supplement to this prospectus. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. Before you make any investment decision, you should read this prospectus, any accompanying prospectus supplement, any post-effective amendments to the registration statement of which this prospectus is a part, the documents incorporated by reference in such registration statement, and the additional information described under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not, and the selling stockholders have not, authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus, any applicable accompanying supplement to this prospectus and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any accompanying supplement to this prospectus or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or the applicable securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and the information incorporated herein by reference contain certain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or other similar terms mean Douglas Elliman Inc. and its consolidated subsidiaries and “Douglas Elliman” means Douglas Elliman Inc., unless we state or the context indicates otherwise.

SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 8 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Business Overview

Douglas Elliman Inc. is engaged in the real estate services and property technology investment business and is seeking to acquire or invest in additional real estate services and property technology, or PropTech, companies. Douglas Elliman owns Douglas Elliman Realty, LLC, one of the largest residential brokerage companies in the New York metropolitan area, which includes New York City, Long Island, the Hamptons, Westchester, Connecticut and New Jersey, and also conducts operations in Florida, California, Texas, Colorado, Nevada, Massachusetts, Maryland, Virginia and Washington D.C. We also offer, including through our subsidiaries and ventures, ancillary services, such as property management, title and escrow services.

We are a Delaware corporation and were incorporated in 2021 in connection with the separation of Douglas Elliman from Vector Group Ltd., as an independent, publicly traded company, listed on the New York Stock Exchange (the “Distribution”). On December 29, 2021, Vector Group completed the Distribution of the common stock of Douglas Elliman to its stockholders and we began trading on the New York Stock Exchange under the symbol “DOUG” on December 30, 2021.

Corporate Information

Our principal executive offices are located at 4400 Biscayne Boulevard, Miami, Florida 33137, our telephone number is (305) 579-8000 and our website is http://www.elliman.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus and you should not consider information contained on or accessible through our web site to be part of this prospectus.

The Transaction

On July 2, 2024, we, Alter Domus (US) LLC, as collateral agent, and the selling stockholders entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which we agreed to issue and sell to the selling stockholders, and the selling stockholders agreed to purchase from us, $50,000,000 aggregate principal amount of the Notes in a private placement transaction in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the Notes were consummated on July 2, 2024.

The Notes bear interest at a rate of 7.0% per annum payable in cash, or, at our election, 8.0% per annum paid in kind, due semi-annually. The maturity date of the Notes is July 2, 2029.

The selling stockholders have the right to elect at any time to convert the Notes into shares of our common stock, at an initial conversion price equal to $1.50 per share of Common Stock, so long as the aggregate number of shares of common stock beneficially owned by such selling stockholder (together with its affiliates) would not exceed 4.99% (the “Beneficial Ownership Limitation”) of the number of shares of common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Note. The selling stockholders have the right to increase or decrease the Beneficial Ownership

Limitation upon no less than 61 days’ prior written notice to us, provided that the Beneficial Ownership Limitation may in no event exceed 24.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion. The conversion price is subject to certain customary anti-dilution adjustments.

On July 2, 2024, in connection with the issuance and sale of the Notes, we and the selling stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”) providing the selling stockholders with registration rights in respect of the common stock issued or issuable upon conversion of the Notes. Pursuant to the Registration Rights Agreement, we have agreed to prepare and file the registration statement of which this prospectus forms a part to effect the registration of our common stock issuable upon conversion of the Notes and such indeterminate number of additional shares of common stock issuable upon conversion of the Notes to prevent dilution resulting from certain corporate actions.

The filing of the registration statement of which this prospectus forms a part is being made pursuant to the Registration Rights Agreement. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder, we are referring solely to the common stock issued or issuable pursuant to conversion of the Notes. In addition, throughout this prospectus, when we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their respective permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. For more information, refer to the section of this prospectus entitled “Selling Stockholders.”

The Offering

Common stock offered by us	None.

Common stock offered by the selling stockholders	Up to 40,854,085 shares of our common stock, par value $0.01 per share, consisting of shares of common stock held by the selling stockholders.

Common stock currently outstanding	91,832,616 (as of August 2, 2024)

Selling stockholders	All of the shares of our common stock are being offered by the selling stockholders. See “Selling Stockholders” beginning on page 12 for additional information on the selling stockholders.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Risk factors	See “Risk Factors” beginning on page 8, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

New York Stock Exchange symbol	DOUG.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits to the registration statement of which this prospectus forms a part are available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.elliman.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus and you should not consider information contained on or accessible through our web site to be part of this prospectus.

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will automatically update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following information (other than, in each case, current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such forms that are related to such items and other portions of documents or information that are furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024;

•

the description of the Company’s common stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2024, including any amendments or reports filed for the purpose of updating such description; and

•	our Current Reports on Form 8-K filed with the SEC on April 29, 2024 (Item 1.01 only) and July 2, 2024 (Items 1.01, 2.03, 3.02 and 5.02 only).

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after (i) the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and (ii) the effectiveness of the registration statement and prior to the termination of the offerings under this prospectus and any prospectus supplement. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference in this prospectus or any accompanying prospectus supplement shall be deemed modified, superseded or replaced for the purposes of this prospectus or any accompanying prospectus supplement to the extent that a statement contained in this prospectus or any accompanying prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Douglas Elliman Inc.

4400 Biscayne Boulevard

Miami, Florida 33137

Telephone Number: (305) 579-8000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents and information incorporated by reference, contains “forward-looking statements” within the meaning of the federal securities law. Forward-looking statements include information relating to our intent, belief or current expectations, primarily with respect to, but not limited to, economic outlook, capital expenditures, cost reduction, cash flows, operating performance, growth expectations, competition, legislation and regulations, litigation, and related industry developments (including trends affecting our business, financial condition and results of operations).

We identify forward-looking statements by using words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may be,” “objective,” “opportunistically,” “plan,” “potential,” “predict,” “project,” “prospects,” “seek,” and “will be” and similar words or phrases or their negatives.

Forward-looking statements involve important risks and uncertainties that could cause our actual results, performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, without limitation, the following:

•	general economic and market conditions and any changes therein, including due to macroeconomic conditions, interest rate fluctuations, inflation, acts of war and terrorism or otherwise,

•

governmental regulations and policies, including with respect to regulation of the real estate market or monetary and fiscal policy and its effect on overall economic activity, in particular, mortgage interest rates,

•	the impacts of banks not honoring the escrow and trust deposits held by our subsidiaries,

•	litigation and regulatory risks, including as a result of litigation or regulatory scrutiny of NAR and MLS regarding commission structure,

•	adverse changes in global, national, regional and local economic and market conditions, including those related to pandemics and health crises (and responses to them),

•	the impacts of the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017, including the continued impact on the markets of our business,

•	effects of industry competition,

•

severe weather events or natural or man-made disasters, including the increasing severity or frequency of such events due to climate change or otherwise, or other catastrophic events that may disrupt our business and have an unfavorable impact on home sale activity,

•	the level of our expenses, including our corporate expenses as a standalone public company,

•	the tax-free treatment of the Distribution,

•	our relative lack of operating history as a public company, and

•

the ability of Douglas Elliman to assume services provided under the Transition Services Agreement or the failure of Vector Group to satisfy its obligations under the Transition Services Agreement or other agreements entered into in connection with the Distribution.

Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, there is a risk that these expectations will not be attained and that any deviations will be material. The forward-looking statements speak only as of the date they are made.

Any forward-looking statement you read in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference reflects our views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made under the heading “Risk Factors” in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024 and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and in any prospectus supplement. We caution you that any forward-looking statements made in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference are not guarantees of future performance and you should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or any other document incorporated by reference into this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Where You Can Find More Information.” The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose part of your investment.

The sale of a substantial number of shares of our common stock in the public market, including resale of the securities issued or issuable to the selling stockholders, could adversely affect the prevailing market price for our common stock:

We are registering for resale up to 40,854,085 shares of our common stock to fulfill our contractual obligations under the Registration Rights Agreement. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities exercisable for, or convertible into, shares of our common stock. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

OUR BUSINESS

Douglas Elliman Inc. is engaged in the real estate services and property technology investment business and is seeking to acquire or invest in additional real estate services and property technology, or PropTech, companies. Douglas Elliman owns Douglas Elliman Realty, LLC, one of the largest residential brokerage companies in the New York metropolitan area, which includes New York City, Long Island, the Hamptons, Westchester, Connecticut and New Jersey, and also conducts operations in Florida, California, Texas, Colorado, Nevada, Massachusetts, Maryland, Virginia and Washington D.C. We also offer, including through our subsidiaries and ventures, ancillary services, such as property management, title and escrow services.

We are a Delaware corporation and were incorporated in 2021 in connection with the separation of Douglas Elliman from Vector Group. On December 29, 2021, Vector Group completed the Distribution of the common stock of Douglas Elliman to its stockholders and we began trading on the New York Stock Exchange under the symbol “DOUG” on December 30, 2021.

Since its inception in 1911, Douglas Elliman has challenged the status quo of the real estate industry. We were founded on Douglas L. Elliman’s vision that New Yorkers would shift their preference for traditional homes to favor luxury apartments that were both sold and managed by comprehensive real estate companies. More than a century later, the Douglas Elliman brand is still associated with service, luxury and forward thinking – our markets are primarily international finance and technology hubs that are densely populated and offer housing inventory at premium price points. The average transaction value of a home we sold in 2023 was approximately $1.59 million – significantly higher than our principal competitors.

We are building on our record of innovation. Douglas Elliman is focused on digitizing, integrating and simplifying real estate activities for agents and elevating their clients’ experiences. We are bringing innovative, technology-driven PropTech solutions to Douglas Elliman by adopting new PropTech solutions for agents and their clients and also investing in select PropTech opportunities through our subsidiary, New Valley Ventures LLC. Our model is to source and use best-of-breed products and services that we believe will increase our efficiency. In addition to entering into business relationships with these PropTech companies, we are committed to creating over time a dynamic portfolio of PropTech companies by leveraging our relationships to provide them access to our agents and their clients, as well as our knowledge and experience. We believe these collaborative relationships are mutually beneficial because they keep Douglas Elliman both asset light and on the cutting edge of the industry by offering our agents innovative solutions and services that can be integrated into our technology. Furthermore, we maintain upside potential in the success of our PropTech partners in which we invest through minority stakes in their capital structures.

Douglas Elliman boasts a prestigious luxury brand that is complemented by a comprehensive suite of technology-enabled real estate services and investments. These distinguishing qualities position us to capitalize on opportunities in the U.S. residential real estate market. Despite various “agentless” models such as “iBuying,” approximately 89% of both buyers and sellers were assisted by a real estate agent or broker when purchasing or selling their home between July 2022 and June 2023, according to the National Association of Realtors, or NAR, highlighting the central role agents continue to play in real estate transactions. Agents are able to generate significant repeat business from clients and referrals, with 65% of home sellers and 56% of home buyers between July 2022 and June 2023 choosing to work with an agent they had used in the past or from a referral, according to the NAR. Repeat business, as well the ability to provide ancillary services, allows agents to extend their client relationships and generate significant lifetime value.

After a strong 2021, when existing home sales reported by the NAR reached their highest level since 2006, the residential real estate brokerage industry began experiencing significant challenges in the second quarter of 2022, which have continued to date. These challenges have been marked by a reduced inventory of homes available for sale, which we believe has been caused by elevated mortgage rates since early 2022. According to the NAR, sales of existing homes of 4.09 million in 2023, which was the lowest amount since 1995, declined from 5.03 million in 2022 and 6.12 million in 2021. By comparison, our transactions declined by 19% to 21,606 in 2023 from 26,573 in 2022. In addition, during the first six months of 2024, our transactions declined by approximately 3% to 10,362, compared to 10,671 in the first six months of 2023.

Our principal executive offices are located at 4400 Biscayne Boulevard, Miami, Florida 33137, our telephone number is (305) 579-8000 and our website is http://www.elliman.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus and you should not consider information contained on or accessible through our web site to be part of this prospectus.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders.

We will bear all out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear underwriting discounts, commissions, or other similar expenses payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders.

The selling stockholders listed in the table below may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus. When we refer to the selling stockholders in this prospectus, we refer to the person listed in the table below, and, as applicable, their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling stockholders’ interest in the shares of common stock after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the selling stockholders concerning shares of our common stock that may be offered from time to time by the selling stockholders pursuant to this prospectus. The selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding their securities. Any changed or new information given to us by the selling stockholders, including regarding the identity of, and the securities held by, the selling stockholders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. The percentage of shares owned after the offering is based on 91,832,616 shares of common stock outstanding as of August 2, 2024. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders have sole voting and investment power with respect to the shares of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. To our knowledge, none of the selling stockholders has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of issuance and sale of the Notes.

The number of shares in the column “Number of Shares of Common Stock Owned As of the Date Hereof” represents the number of shares of common stock that are actually owned as of the date of this prospectus, and does not represent the number of shares that such selling stockholder may otherwise be obligated to report as “beneficially owned” by such selling stockholder under other rules of the SEC. Please refer to the section titled “Security Ownership of Certain Beneficial Owners and Management” in our Proxy Statement for our 2024 Annual Meeting of Stockholders filed with the SEC on July 11, 2024 for information regarding beneficial ownership of our common stock.

The number of shares in the column “Number of Shares Issuable Upon Conversion of the Notes Being Offered” represents all of the shares of our common stock that the selling stockholders may offer under this prospectus, without giving effect to the Beneficial Ownership Limitation, including the “make whole” shares that will become issuable under the Notes in connection with certain specified transactions and events (the “MW Shares”), as provided for in the Notes. The columns captioned “Number of Shares Beneficially Owned After Offering” and “Percent of Shares Beneficially Owned After Offering” assume the sale of all of the shares of our common stock offered by the selling stockholders under this prospectus and that the selling stockholders do not acquire any additional shares of our common stock before the completion of the offering under this prospectus, other than through the conversion of the Notes. However, because the selling stockholders may sell all, some or none of such securities offered under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares of our common stock that will be sold by the selling stockholders or that will be held by the selling stockholders after the completion of any sales. See “Plan of Distribution.” We do not know how long the selling stockholders will hold the Notes, whether any will exercise their rights with respect to the conversion of the Notes, and upon such conversion, how long such selling stockholders will hold the shares of common stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock.

Under the terms of the Notes, the selling stockholders have the right to elect at any time to convert the Notes into shares of our common stock so long as the aggregate number of shares of common stock beneficially owned by such selling stockholder (together with its affiliates and any member of a Section 13(d) group with such selling stockholder or any of its affiliates) would not exceed the Beneficial Ownership Limitation of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Notes. The selling stockholders have the right to increase or decrease the Beneficial Ownership Limitation upon no less than 61 days’ prior written notice to us, provided that the Beneficial Ownership Limitation may in no event exceed 24.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion.

Name of Selling stockholders	Number of Shares of Common Stock Owned As of the Date Hereof	Number of Shares Issuable Upon Conversion of the Notes Being Offered (4)	Number of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
KLIM Delta HQC3 LP (1)(3)	—	3,439,899	—	0%
KLCP Fund III (EU) Master AIV LP (2)(3)	—	37,414,186	—	0%

(1)	Consists of 2,806,594 shares of common stock issuable upon conversion of Notes and 633,305 MW Shares held by KLIM Delta HQC3 LP (“KLIM Delta”).
(2)

Consists of 30,526,740 shares of common stock issuable upon conversion of Notes and 6,887,446 MW Shares held by KLCP Fund III (EU) Master AIV LP (“KLCP Fund III”, and together with KLIM Delta, the “Funds”).

(3)

Kennedy Lewis GP III LLC (“Kennedy Lewis GP III”) is the general partner of each of the Funds. Kennedy Lewis Investment Holdings II LLC (“Holdings II”) is the managing member of Kennedy Lewis GP III. Holdings II is controlled by its board of managers. David Chene and Darren Richman, each a Manager of Holdings II, are the effective control persons of Holdings II. Each of Kennedy Lewis GP III, Holdings II, David Chene and Darren Richman may be deemed to exercise voting and investment power over the securities held by the Funds due to their relationship with the Funds. The address for Kennedy Lewis GP III, Holdings II, David Chene, Darren Richman and the Funds is 225 Liberty Street, Suite 4210, New York, NY 10281.

(4)

The number of shares offered hereby consists solely of the shares issuable upon conversion of the Notes at this time without giving effect to the Beneficial Ownership Limitation described above. The number of shares beneficially owned after giving effect to this offering assumes that the selling stockholder will sell all of the shares offered under this prospectus. We cannot, however, predict what or how many shares will be sold by the selling stockholders.

PLAN OF DISTRIBUTION

The Company is registering the resale by the selling stockholders or their permitted transferees of shares of common stock issuable upon conversion of the Notes. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

We will pay all expenses incurred in connection with the registration of shares of common stock pursuant to the Registration Rights Agreement, including all fees of the SEC, blue sky registration and filing fees, listing notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all fees and expenses of our outside counsel and independent registered public accounting firm. The selling stockholders will pay all selling expenses, including any broker’s fees or commissions, and fees or expenses of outside counsel to any selling stockholders.

The shares of common stock issuable upon conversion of the Notes that are beneficially owned by the selling stockholders covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes the persons listed in the table in the section “Selling Stockholders”, and, as applicable, their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling stockholders’ interest in the shares of common stock after the date of this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The common stock may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the common stock will be subject to certain conditions. The underwriters will be obligated to purchase all the common stock offered if any of the common stock is purchased.

Selling stockholders may use any one or more of the following methods when selling shares of common stock offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the common stock at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	through a combination of any of the above methods of sale or any other method permitted pursuant to applicable law.

There can be no assurance that the selling stockholders will sell all or any of the common stock offered by this prospectus. In addition, the selling stockholders may also sell common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders also may transfer the shares of common stock offered by this prospectus in other circumstances permitted by the Purchase Agreement, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

A selling stockholder may enter into derivative transactions with third parties, or sell common stock not covered by this prospectus to third parties in privately negotiated transactions. If a prospectus supplement indicates, in connection with those derivatives, the third parties may sell common stock covered by this prospectus, including in short sale transactions. If so, the third party may use common stock pledged by any selling stockholders or borrowed from any selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use common stock received from any selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in any applicable prospectus supplement. In addition any selling stockholders may otherwise loan or pledge common stock to a financial institution or other third party that in turn may sell the common stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our common stock or in connection with a concurrent offering of other securities. In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In offering the common stock covered by this prospectus, the selling stockholders and any underwriters, broker-dealers or agents who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of such common stock may be underwriting discounts and commissions under the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any broker-dealer or agent regarding the sale of the common stock by the selling stockholders.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholders and any other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the common stock by, the selling stockholders or any other person, which limitations may affect the marketability of the shares of the common stock.

We will make copies of this prospectus available to the selling stockholders upon request for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

VALIDITY OF SECURITIES

Unless otherwise indicated in any applicable prospectus supplement, the validity of the shares of common stock offered by this prospectus, and any applicable prospectus supplement, will be passed upon by Sullivan & Cromwell LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Douglas Elliman Inc. incorporated by reference in this Prospectus, and the effectiveness of Douglas Elliman Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

40,854,085 Shares of Common Stock

Offered by the Selling Stockholders

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

SEC registration fee	$11,185.77
Accounting fees and expenses	30,000
Legal fees and expenses	100,000
Miscellaneous fees and expenses	20,000

Total	$161,185.77

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Company’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, or by any successor thereto, the Company will indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification provided under the Company’s amended and restated certificate of incorporation is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s amended and restated certificate of incorporation also provides that no amendment, modification or repeal of the indemnification provision shall adversely affect any right or protection of a person that exists at the time of such amendment, modification or repeal. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the Company’s amended and restated certificate of incorporation, bylaws and the Delaware General Corporation Law, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may include a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the

Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The Company’s amended and restated certificate of incorporation includes such a provision. As a result of this provision, the registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the Company will, to the fullest extent permitted by Delaware law, and subject to the terms and conditions of each indemnification agreement, indemnify each director and executive officer against certain types of liabilities and pay or reimburse certain expenses if the director or executive officer is involved in any manner (including as a party or witness) in certain types of proceedings by reason of the fact of such person’s service as a director, officer, partner, trustee, fiduciary, manager or employee of the Company or of any other corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise (a) that is affiliated with the Company or (b) at the written request of the board of directors of the Company (the “Board”), a Board committee or the Chief Executive Officer of the Company.

The Company and Vector Group entered into a distribution agreement which provides for indemnification by the Company of Vector Group and its directors, officers and employees and by Vector Group of the Company and its directors, officers and employees for some liabilities, including liabilities under the Securities Act and the Exchange Act. The amount of these indemnity obligations is unlimited.

Item 16.	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Douglas Elliman Inc., dated December 29, 2021. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated December 29, 2021)

3.2	Amended and Restated Bylaws of Douglas Elliman Inc., dated November 30, 2022. (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K, dated March 8, 2024)

4.1**	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, dated July 2, 2024)

5.1*	Opinion of Sullivan & Cromwell LLP

10.1**	Purchase Agreement, dated July 2, 2024, by and among the Company, Alter Domus (US) LLC, as collateral agent, and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, dated July 2, 2024)

10.2	Registration Rights Agreement, dated July 2, 2024, by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, dated July 2, 2024)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature pages)

107*	Filing Fee Table

*	Filed herewith.
**

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and/or exhibits upon request by the SEC.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, Florida, on the 14th day of August, 2024.

Douglas Elliman Inc.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard J. Lampen, Marc N. Bell and J. Bryant Kirkland III, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard M. Lorber Howard M. Lorber	President and Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2024

/s/ J. Bryant Kirkland III J. Bryant Kirkland III	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2024

/s/ Patrick J. Bartels Jr. Patrick J. Bartels Jr.	Director	August 14, 2024

/s/ David K. Chene David K. Chene	Director	August 14, 2024

/s/ Richard J. Lampen Richard J. Lampen	Director	August 14, 2024

Signature	Title	Date

/s/ Michael S. Liebowitz Michael S. Liebowitz	Director	August 14, 2024

/s/ Wilson L. White Wilson L. White	Director	August 14, 2024

/s/ Mark D. Zeitchick Mark D. Zeitchick	Director	August 14, 2024